Exhibit 99.1

Switch and Data Reports Third Quarter 2008 Financial and Operating Results

  Revenue Increased 24% Over Third Quarter 2007
  Reports 25% Increase in EBITDA
  Increased 2008 Annual Revenue and EBITDA Guidance

TAMPA, Fla.--(BUSINESS WIRE)--October 28, 2008--Switch & Data Facilities Company, Inc. (NASDAQ:SDXC), a leading provider of network neutral data center and Internet exchange services, today reported strong financial results for the three months ended September 30, 2008.

Keith Olsen, President and CEO commented, “Our solid performance is a direct result from our continued execution. The demand for neutral exchange services from network centric businesses continues to drive our results.” Mr. Olsen added, “This is the seventh consecutive quarter of growth for Switch and Data.”

Total revenues for the three months ended September 30, 2008 increased 24% to $44.1 million from $35.4 million in the comparable period in 2007. Recurring revenues, which consist of colocation and interconnection services, were $41.6 million in the third quarter 2008, an increase of 24% over the comparable period in 2007. Non-recurring revenues, representing one time installation fees and services, were $2.5 million compared to $1.9 million in the prior year.

EBITDA, which the Company defines as operating income from continuing operations, plus depreciation and amortization, stock-based compensation expense and other non-cash items such as deferred rent and asset impairment, increased 25% to $14.0 million in the third quarter of 2008 as compared to $11.2 million in the comparable period in 2007. EBITDA margins increased to 31.7% in the third quarter, from 31.5% in the comparable period in 2007. (A reconciliation between GAAP information and non-GAAP information contained in this press release can be found in the table immediately following the Consolidated Statements of Cash Flow, as well as on the Company’s website in the Investor Relations section.)

Expenses

Cost of revenues, excluding depreciation and amortization, for the three months ended September 30, 2008 was $23.7 million as compared to $18.7 million for the three months ended September 30, 2007. The increase is primarily due to utility, rent, and personnel expense increases commensurate with facility expansion and revenue growth. As a percentage of revenues, cost of revenues was 54% in the third quarter of 2008 as compared to 53% in the same period of the prior year.

Sales and marketing costs for the third quarter 2008 were $4.6 million as compared to $3.8 million in the comparable quarter in 2007. General and administrative expenses were $4.4 million for the third quarter as compared to $3.7 million for the three months ended September 30, 2007. The increases are primarily from an increase in personnel related costs including wages, commissions, and non-cash stock-based compensation. Total stock based compensation expense was $1.6 million in the third quarter of 2008.

Balance Sheet and Cash Flow

The Company had cash and cash equivalents of $42.7 million on September 30, 2008. Bank debt outstanding on September 30, 2008 was $120.0 million.

Capital expenditures were $63.6 million and $117.6 million for the three and nine months ended September 30, 2008, respectively.

Business Outlook

The strength in recurring revenue allows management to refine upward its annual 2008 revenue and EBITDA guidance. The Company now expects:

  Total revenues to be $171.5 million
  EBITDA to be $56 million
  Switch and Data reiterates its 2008 capital expenditures guidance of $165 million.

Switch and Data’s financial plan for 2009 includes:

  Total revenues are expected to be in the range of $207 to 210 million
  EBITDA for the year is expected to be between $71 to 73 million
  Capital expenditures are projected at $65 million

Switch and Data does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, net income (loss) from operations, cash generated from operating activities and cash used in investing activities and, as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. The Company intends to calculate the various non-GAAP financial measures in future periods consistent with the calculation method utilized for the three months ended September 30, 2008 as presented within this press release.

Conference Call Info

The Company will host a conference call to discuss third quarter 2008 results on Tuesday, October 28, 2008 at 4:30 p.m. ET. To listen to the conference call live, please dial 888-679-8038 or 617-213-4850 (international callers) and reference Passcode 52228942. The conference call will be webcast and can be accessed from the Company’s website at www.switchanddata.com in the Investor Relations section. A replay of the conference call will be available for one week beginning at 6:30 p.m. ET on Tuesday, October 28, 2008 until 11:59 p.m. ET on November 4, 2008. The replay can be accessed by calling 888-286-8010 or 617-801-6888 (international) and referencing Passcode 45087832. In addition, the webcast will be archived on the Company’s website at www.switchanddata.com.

About the Company

Switch and Data is a premier provider of network-neutral data centers that house, power, and interconnect the Internet. Leading content companies, enterprises, and communications service providers rely on Switch and Data to connect to customers and exchange Internet traffic. Switch and Data has built a reputation for world-class service, delivered across the broadest colocation footprint and richest network of interconnections in North America. Switch and Data operates 34 sites in the U.S. and Canada, provides one of the highest customer satisfaction scores for technical and engineering support in the industry, and is home to PAIX(R) - the world's first commercial Internet exchange. For more information on Switch and Data, please visit www.switchanddata.com.

Forward-Looking Statements

Certain statements herein are “forward-looking statements.” Such forward-looking statements are not historical facts but instead reflect Switch and Data’s current expectations or beliefs concerning future events and results of operations, many of which, by their nature, are inherently uncertain and outside of Switch and Data’s control. It is possible that actual results may differ, possibly materially, from those anticipated in these forward-looking statements. The information set forth under the caption “Business Outlook” are forward-looking statements. Words such as expects, believes, estimates, anticipates and similar language indicates forward-looking statements. Further information concerning Switch and Data and its business, including factors that potentially could materially affect Switch and Data's financial results and conditions, as well as its other achievements, are contained in Switch and Data's filings with the Securities and Exchange Commission. Switch and Data does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Switch & Data Facilities Company, Inc. Consolidated Statement of Operations (in thousands, except earnings per share) (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2008	2007	2008
Revenues	$35,432	$44,079	$100,033	$125,750
Costs and operating expenses
Cost of revenues, exclusive of depreciation and amortization	18,709	23,742	52,506	65,741
Sales and marketing	3,841	4,613	11,703	14,677
General and administrative	3,715	4,434	11,397	13,096
Depreciation and amortization	6,412	7,510	18,624	20,762
Lease Litigation Settlement	-	-	2,600	-
Total costs and operating expenses	32,677	40,299	96,830	114,276
Operating income	2,755	3,780	3,203	11,474
Interest income	534	442	1,229	1,513
Interest expense	(1,702)	(3,713)	(4,885)	(8,866)
Loss from debt extinguishment	-	-	(2,809)	(695)
Other expense, net	(163)	(307)	(276)	(654)
Income (loss) from continuing operations before income taxes	1,424	202	(3,538)	2,772
Provision for income taxes	(106)	(234)	(118)	(1,325)
Income (loss) from continuing operations	1,318	(32)	(3,656)	1,447
Income from discontinued operations	84	-	389	-
Net income (loss)	1,402	(32)	(3,267)	1,447
Preferred stock accretions and dividends	-	-	(227,522)	-
Net income (loss), attributable to common stockholders	$1,402	$(32)	$(230,789)	$1,447

Income (loss) per share—basic
Continuing operations attributable to common stockholders	$0.04	$(0.00)	$(5.24)	$0.04
Discontinued operations	0.00	-	0.01	-
Net income (loss) attributable to common stockholders	$0.04	$(0.00)	$(5.23)	$0.04

Weighted average shares outstanding	33,893	34,522	44,112	34,417

Income (loss) per share—diluted
Continuing operations attributable to common stockholders	$0.04	$(0.00)	$(5.24)	$0.04
Discontinued operations	0.00	-	0.01	-
Net income (loss) attributable to common stockholders	$0.04	$(0.00)	$(5.23)	$0.04

Weighted average shares outstanding	34,787	34,522	44,112	34,417

Switch & Data Facilities Company, Inc. Condensed Consolidated Balance Sheet (in thousands) (Unaudited)

	December 31,	September 30,
	2007	2008
Assets
Current assets
Cash and cash equivalents	$45,595	$42,748
Accounts receivable, net of allowance for bad debts of $415 and $584, respectively	9,029	10,341
Prepaids and other assets	1,468	2,852
Total current assets	56,092	55,941
Property and equipment, net	114,803	253,836
Goodwill	36,023	36,023
Other intangible assets, net	23,287	19,913
Other long-term assets, net	2,485	5,545
Total assets	$232,690	$371,258

Liabilities, Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$26,859	$44,481
Derivative Liability	624	1,153
Current portion of unearned revenue	3,567	3,191
Current portion of deferred rent	363	409
Current portion of customer security deposits	936	615
Current portion of long-term debt	3,750	0
Total current liabilities	36,099	49,849

Unearned revenue, less current portion	2,073	2,329
Deferred rent, less current portion	12,882	16,483
Customer security deposits, less current portion	93	403
Long-term debt, less current portion	34,439	120,000
Long-term portion of capital lease obligation	22,049	51,101
Total liabilities	107,635	240,165

Commitments and contingencies
Stockholders’ equity
Common stock (Successor), $0.0001 par value, authorized 200,00 shares; 34,311 and 34,562 issued and outstanding as of December 31, 2007 and September 30, 2008, respectively	3	3
Preferred stock (Successor), $0.0001 par value, authorized 25,000 shares; no shares issued	-	-
Unearned stock compensation	(15)	-
Additional paid-in capital	340,520	346,301
Accumulated deficit	(217,573)	(216,052)
Accumulated other comprehensive income	2,120	841
Total stockholders’ equity	125,055	131,093
Total liabilities, preferred stock and stockholders’ equity	$232,690	$371,258

Switch & Data Facilities Company, Inc. Condensed Consolidated Statement of Cash Flows (in thousands) (Unaudited)

	For the nine months ended September 30,
	2007	2008
Cash flows from operating activities:
Net income (loss)	$(3,267)	$1,447
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	13,166	17,578
Amortization of debt issuance costs	331	475
Amortization of other intangible assets	5,447	3,184
Loss on debt extinguishment	2,359	695
Stock compensation expense	3,038	4,706
Provision for bad debts, net of recoveries	(160)	494
Deferred rent	1,387	3,709
Change in fair value of derivative	618	603
Loss on disposal of fixed assets	3	6
Changes in operating assets and liabilities, net of acquired amounts
(Increase) decrease in accounts receivable	727	(1,860)
Increase in prepaids and other assets	(900)	(1,404)
(Increase) decrease in other long term assets	(7)	(192)
Increase in accounts payable, accrued expenses, and other liabilities	1,671	6,836
Increase in unearned revenue	1,638	(35)
Net cash provided by operating activities	26,051	36,242

Cash flows from investing activities:
Purchase of property and equipment	(20,167)	(117,649)
Net cash used in investing activities	(20,167)	(117,649)

Cash flows from financing activities:
Principal payments under long-term debt	(105,030)	(38,189)
Proceeds from exercise of stock options	1	997
Excess tax benefits from stock based compensation	-	91
Proceeds from long-term debt	-	120,000
Public offering costs	(1,072)	-
Proceeds from initial public offering, net of commissions	142,290	-
Debt issuance and amendment costs	(55)	(4,038)
Net cash provided by financing activities	36,134	78,861

Net increase in cash and cash equivalents	42,018	(2,546)
Effect of exchange rate changes on cash	173	(301)
Cash and cash equivalents:
Beginning of the period	3,671	45,595
End of the period	$45,862	$42,748

Additional Company Information

	For the three months ended September 30,				For the nine months ended September 30,
($ in Thousands)	2007		2008		2007		2008
Revenues
Colocation	$22,021	62%	$27,940	63%	$61,162	61%	$79,481	63%
Interconnection	11,483	32%	13,659	31%	33,552	34%	39,275	31%
Total Recurring	$33,504	94%	$41,599	94%	$94,714	95%	$118,756	94%
Non-recurring	1,928	6%	2,480	6%	5,319	5%	6,994	6%
Total	$35,432	100%	$44,079	100%	$100,033	100%	$125,750	100%
	As of September 30,
	2007	2008
Number of customers	883	935
Number of cross connects	19,124	20,879
Cabinets equivalents billed	6,636	7,347
Utilization rate	70.0%	62.9%

	For the three months ended September 30,
	2007	2008
New Sales ($ in thousands)
Recurring Revenues*	$779	$1,488
Non-recurring Revenues**	1,439	2,180
New Sales	$2,218	$3,668

*Recurring revenues represent new service agreements entered into by new and existing customers during the given quarter. Revenues from these agreements will recur monthly over the life of the agreement.

**Non-recurring revenues represent the one-time installation fees associated with new service agreements. These one-time fees are billed to customers upon completion of the installation service and such revenues are recognized on a straight-line basis over the life of the agreement.

EBITDA Reconciliation

The following is a reconciliation of the Company’s operating income (loss) for the three and nine month periods ended September 30, 2007 and September 30, 2008 to EBITDA.

Switch and Data uses EBITDA:

  As measurements of operating performance because they assist management in comparing the results on a consistent basis as they remove the impact of items not directly resulting from operations;
  For planning purposes, including the preparation of its internal annual operating budget;
  To establish targets for certain management compensation; and
  To evaluate the Company’s capacity to incur and service debt, fund capital expenditures and expand the business.

EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures used by other companies. In addition, EBITDA: (a) does not represent net income or cash flows from operating activities as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs; and (c) should not be considered as alternatives to net income, operating income, cash flows from operating activities or the Company’s other financial information as determined under GAAP.

The Company prepares EBITDA by adjusting EBITDA to eliminate the impact of a number of items that it does not consider indicative of its core operating performance. Investors are encouraged to evaluate each adjustment and the reasons the Company considers them appropriate. As an analytical tool, EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating EBITDA, investors should be aware that in the future the Company may incur expenses similar to the adjustments in this presentation. Switch and Data’s presentation of EBITDA should not be construed as an implication that its future results will be unaffected by unusual or non-recurring items.

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2008	2007	2008
Operating income	$2,755	$3,780	$3,203	$11,474
Depreciation and amortization	6,412	7,510	18,624	20,762
Lease litigation settlement accrual	-	-	2,600	-
Deferred rent expense, non-cash (1)	794	1,151	1,715	3,709
Loss (gain) on disposal of fixed assets (2)	2	-	48	6
Stock-based compensation expense (3)	1,070	1,525	3,038	4,706
Legal expenses for real estate litigation (4)	118	10	617	63
EBITDA	$11,151	$13,976	$29,845	$40,720
Footnotes:
(1) Rent is accrued as a straight-line expense that incorporates future lease cost escalations. The Deferred rent line item on the Statement of Cash Flows accounts for the difference between cash paid for rent and accrued rent expense for the period. Amounts for 2007 are $327 higher than the Statement of Cash Flows to account for discontinued operations deferred rent.
(2) Loss on disposal of fixed assets is a non-cash expense that can be found on the Statement of Cash Flows.
(3) Stock compensation expense is a non-cash accrued expense to the company that can be found on the Statement of Cash Flows.
(4) The company has incurred legal expenses for lawsuits brought by several landlords for alleged breach of lease agreements. These expenses are included in the General and Administrative line item of the Statement of Operations.

CONTACT:
Switch & Data Facilities Company, Inc.
Kathleen Heaney, 203-803-3585
ir@switchanddata.com